As filed with the Securities and Exchange Commission on April 10, 2006

Registration No. 000-24151

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NORTHWEST BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Persons(s) Filing Proxy Statement if other than the Registrant)

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NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

April 10, 2006

Dear Shareholder:

You will find herein the following enclosures:

•	Notice of Annual Meeting of Shareholders to be held May 15, 2006

•	Proxy Statement

•	Proxy Card

•	Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2005 (included in the Annual Report to Shareholders)

•	Annual Report to Shareholders for the fiscal year ended December 31, 2005; the Report compares the consolidated financial operation for the two years ended December 31, 2005 and 2004

As noted in the Proxy Statement, you are being asked at the Annual Meeting (1) to elect three Directors for a three-year term, (2) to ratify the selection of Moss Adams, LLP as the independent registered public accounting firm , and, (3) to approve the Inland Northwest Bank 2006 Share Incentive Plan and the Issuance of Shares of Common Stock of the Company Pursuant to the Plan. .

More information about the Annual Meeting is included in the enclosed Proxy Statement.

Please call Holly A. Austin (the Secretary of the Company) or myself (509-456-8888) with any questions that you may have concerning the enclosed material. Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote now by signing and dating the enclosed proxy card and returning it in the enclosed self-addressed, stamped envelope as soon as possible. It is important that all individuals listed on the mailing label sign the proxy card.

Thank you for your cooperation and immediate attention given to this matter.

Sincerely,

/s/    RANDALL L. FEWEL

Randall L. Fewel

President & Chief Executive Officer

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

Notice of Annual Meeting of Shareholders

to be held May 15, 2006

TO THE SHAREHOLDERS OF NORTHWEST BANCORPORATION, INC.:

The Annual Meeting of Shareholders of Northwest Bancorporation, Inc. (the “Company”) will be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington on Monday, May 15, 2006 at 5:30 p.m. (PDT) for the following purposes:

(1)	To elect three persons as Directors for a three-year term.

(2)	To consider and vote upon a proposal to ratify the selection of Moss Adams, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006.

(3)	To approve the Inland Northwest Bank 2006 Share Incentive Plan and the Issuance of Shares of Common Stock of the Company Pursuant to the Plan.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 31, 2006 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/s/    WILLIAM E. SHELBY

William E. Shelby

Chairman

Spokane, Washington

April 10, 2006

Your Vote Is Important

We consider the vote of each shareholder to be important, whatever the number of shares held. Whether or not you are able to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience. The prompt return of your proxy card will help to avoid further expense for your Company.

The Board of Directors recommends that you vote for (1) the three nominees for Director, (2) To consider and vote upon a proposal to ratify the selection of Moss Adams, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006, and (3) To approve the Inland Northwest Bank 2006 Share Incentive Plan and the Issuance of Shares of Common Stock of the Company Pursuant to the Plan. Please return the enclosed proxy card promptly.

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Bancorporation, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington, on Monday, May 15, 2006 at 5:30 p.m. (PDT) or any adjournments thereof. The Board of Directors is sending this Proxy Statement and the enclosed proxy card to shareholders of record on or about April 10, 2006.

The enclosed proxy, if properly signed and returned, will be voted in accordance with the instructions specified thereon. If no instructions are specified, the enclosed proxy will be voted for (1) the three nominees for Director, (2) the ratification of the selection of the independent registered public accounting firm and (3) the approval of the Inland Northwest Bank 2006 Share Incentive Plan and the Issuance of Shares of Common Stock of the Company Pursuant to the Plan. A shareholder who has delivered a proxy may revoke it at any time before it is exercised by filing an instrument of revocation with the Secretary of the Company or by delivering a duly signed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and notifying the Secretary that the shareholder intends to vote in person. Attendance at the Annual Meeting without requesting the opportunity to vote in person will not constitute the revocation of a proxy.

The close of business on March 31, 2006 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of March 31, 2006, the Company had 2,109,791 shares of common stock outstanding, held of record by 435 shareholders. Each share of common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting (in the case of the election of Directors, one vote for each Director position up for election). Shareholders of the Company are not entitled to exercise cumulative voting rights in the election of Directors.

The holders of a majority of the shares outstanding on the record date for the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the three persons as directors, approval of the Inland Northwest Bank 2006 Share Incentive Plan and the Issuance of Shares of Common Stock of the Company Pursuant to the Plan, and the ratification of the selection of the accountants. Abstentions and “broker non-votes” will be counted as shares that are present at the Annual Meeting for purposes of determining a quorum. Abstentions and “broker non-votes,” however, will not be counted as either votes for or against any item, which means that they will have no effect upon the election of Directors, the ratification of the selection of the independent registered public accounting firm, or approval of the Inland Northwest Bank 2006 Share Incentive Plan and the Issuance of Shares of Common Stock of the Company Pursuant to the Plan.

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by completing and returning the enclosed proxy card will help to avoid additional expense.

1.    ELECTION OF DIRECTORS

Composition of Board of Directors and Staggered Terms

As authorized by the Bylaws, the Board of Directors by resolution have set the size of the Board at thirteen members, divided into three classes. Directors within each class are elected to three-year terms, meaning that under ordinary circumstances, at any given time, approximately one-third of the Board of Directors would be in its first year of service, one-third would be in its second year of service and another one-third would be in its third year. The same persons currently serve as Directors of Inland Northwest Bank, a wholly owned subsidiary of the Company (the “Bank”).

The staggered term arrangements for Directors of the Company are the same as the staggered term arrangements for Directors of the Bank.

Nominees for Election as Directors at the Annual Meeting

Three of the thirteen present Director positions have terms expiring, and are up for election, at this Annual Meeting. The persons elected to such positions at the Annual Meeting will serve for a three-year term ending with the Annual Meeting to be held in 2009 and until their successors are duly elected and qualified. The Board of Directors has nominated the following three persons for election as Directors of the Company at this Annual Meeting. The Board of Directors recommends that the shareholders vote for the election of all three nominees. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the nominees.

Name	Age	Recent Business and Professional Experience
Randall L. Fewel	57	Mr. Fewel has been a director of the Bank and the Company since May 16, 2000 and has served as the President and Chief Executive Officer of the Bank and the Company since July 1, 2001. Mr. Fewel has been employed by the Bank since 1994. He previously served as its Chief Operating Officer and, prior to that, as its Senior Loan Officer.

Bryan S. Norby	49	Mr. Norby has been a director of the Bank since August 15, 1989, and a director of the Company since March 30, 1992. Mr. Norby is a certified public accountant and during the past five years has been Treasurer and Financial Analyst for a Boise, Idaho based business enterprise.

Richard H. Peterson	71	Mr. Peterson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. During the past five years, Mr. Peterson was a Senior Vice President of First Union Securities at its branch in Spokane and currently is a Senior Vice President with Ragen MacKenzie, a financial investment firm, also with a branch office in Spokane, Washington.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. The Company knows of no reason why any nominee would be unable or unwilling to serve if elected. If any nominee becomes unavailable for election, the persons named in the enclosed proxy will vote for such other nominee as the Board of Directors may recommend. There are no arrangements or understandings between any nominee and any other nominee under which the director or nominee has been selected to serve as a director.

Other Directors Not up for Election at the Annual Meeting

The following persons are the other ten Directors of the Company whose terms are not expiring at the Annual Meeting.

Name	Age	Recent Business and Professional Experience
Dwight B. Aden, Jr.	63	Mr. Aden has been a director of the Bank and the Company since May 20, 1996. His term as a director will expire at the annual meeting of shareholders to be held in 2008. For the five years prior to his retirement, in 1997, Mr. Aden was a senior member and an owner of Jones & Mitchell Insurance Co., an insurance brokerage firm in Spokane, Washington.

Jimmie T.G. Coulson	72	Mr. Coulson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Coulson’s current term as director will expire at the annual meeting of shareholders to be held in 2008. During the past five years, Mr. Coulson has been the President and Chief Executive Officer of The Coeur d’Alenes Company, a steel service center and fabrication facility located in Spokane, Washington.

Harlan D. Douglass	68	Mr. Douglass has been a director of the Bank since May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Douglass’s current term as a director of the Bank will expire at the annual meeting of shareholders to be held in 2008. Mr. Douglass’s primary business activities consist of the management of a diversified real estate business, including multifamily and commercial projects.

Freeman B. Duncan	59	Mr. Duncan has been a director of the Bank and the Company since May 20, 1996. His term as a director will expire at the annual meeting of shareholders to be held in 2008. Mr. Duncan is an attorney specializing in real estate matters.

Donald A. Ellingsen, M.D.	68	Dr. Ellingsen has been a director of the Bank and the Company since May 20, 1996. His term as a director will expire at the annual meeting of shareholders to be held in 2008. Prior to his retirement on June 30, 1998, Dr. Ellingsen was an ophthalmologist and a member of the Spokane Eye Clinic, Spokane, Washington.

Clark H. Gemmill	62	Mr. Gemmill has been a director of the Bank since its incorporation on May 26, 1989 and a director of the Company since March 30, 1992. Mr. Gemmill’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. During the past five years, he has been a Vice President with UBS Financial Services, Inc., a financial investment firm with a branch office in Spokane, Washington.

Phillip L. Sandberg	73	Mr. Sandberg has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Sandberg’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. For the five years prior to his retirement on October 20, 1998, Mr. Sandberg had been the President and Chief Executive Officer of Sandberg Securities, an independent investment services firm in Spokane, Washington.

Name	Age	Recent Business and Professional Experience
Frederick M. Schunter	69	Mr. Schunter has been a director of the Bank since its incorporation on May 26, 1989 and, until his retirement on June 30, 2001, was President and Chief Executive Officer of the Bank. He has been a director of the Company since December 10, 1991 and was President of the Company prior to his retirement. Mr. Schunter’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. From June 10, 2002 through December 31, 2005, when he retired, Mr. Schunter served as the President of Northwest Business Development Association, a non-profit Certified Development Company that assists small business borrowers in acquiring loans guaranteed by the U.S. Small Business Administration or other government or private entities.

William E. Shelby	67	Mr. Shelby has been a director of the Bank since its incorporation on May 26, 1989 and Chairman of the Bank Board since May 16, 1995. He has been a director of the Company since March 30, 1992 and Chairman of the Company’s Board since May 21, 1996. Mr. Shelby’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. For the five years prior to his retirement on December 31, 2003, Mr. Shelby had been the Vice President of Store Development for U.R.M. Stores, Inc.

James R. Walker	72	Mr. Walker has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Walker’s current term as a director will expire at the annual meeting of the shareholders to be held in 2007. Mr. Walker retired in 1993. For the twenty-five years prior to his retirement, he was the President of Hazen & Clark, Inc., a general contracting firm located in Spokane, Washington.

Committees and Meetings of the Board of Directors

The Board of Directors has an Audit Committee and a Nominating and Governance Committee. The members of the Audit Committee are Mr. Norby (who acts as Chairman), Mr. Sandberg (who acts as Vice Chairman), Mr. Aden, Mr. Duncan, Dr. Ellingsen and Mr. Walker. Mr. Norby has been designated as the Audit Committee financial expert as such term is defined by SEC rules. The Audit Committee held three meetings during the fiscal year ended December 31, 2005. The responsibilities of the Audit Committee include monitoring compliance with Board policies and applicable laws and regulations, holding periodic meetings with the Bank’s internal and external auditors and with the Bank’s examiners to receive reports and discuss findings, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management’s efforts to correct any deficiencies discovered in an audit or supervisory examination. The same directors also constitute the Audit Committee of the Bank.

The members of the Nominating and Governance Committee are Mr. Schunter (who acts as Chairman), Mr. Coulson, Mr. Douglass, Dr. Ellingsen, Mr. Fewel, Mr. Norby and Mr. Shelby. The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2005. The responsibilities of the Nominating and Governance Committee include selecting and recommending to the full Board of Directors nominees for election as Director at the Annual Meeting held each year, candidates to fill any Director vacancies and persons for appointment as officers. Shareholders who wish the Nominating and Governance Committee to consider their recommendations for nominees for Director to be elected in 2007 should submit their recommendations in writing to the Nominating and Governance Committee in care of the Company’s Secretary at the Company’s principal executive office; additional information is set forth in the section of this Proxy Statement entitled “Proposals of Shareholders.”

Each member of the Nominating and Governance Committee is independent as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, except for Mr. Fewel and Mr. Schunter. The Nominating and Governance Committee does not have a charter. The Nominating and Governance Committee also has not adopted a policy with regard to consideration of director candidates recommended by security holders except to the extent that Article I, Section 9 of the Company’s Bylaws states as follows:

Only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article I, Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating and Governance Committee has not determined whether it is necessary to adopt any additional criteria or procedures. The Nominating and Governance Committee will consider director candidates recommended by shareholders and use the same qualifications for consideration of those candidates as it would for candidates recommended by members of the Nominating and Governance Committee.

The Board of Directors held seven meetings and Committees of the Board of Directors, in total, held four meetings during the fiscal year ended December 31, 2005. All of the Directors attended more than seventy-five percent of the meetings of the Board of Directors and all of the Directors attended more than seventy-five percent of the meetings of the Committees on which they serve during the fiscal year ended December 31, 2005. The Board of Directors has not established a process for shareholders to send communications to the Board of Directors. Shareholders have adequate means of communicating with the Company and such a process is not necessary. Ten Directors attended the 2005 annual meeting.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of six directors who are independent Directors as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter as revised and adopted on September 20, 2005 is included as Appendix A to this proxy statement.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee these processes and the activities of the Company’s internal audit department

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement On Auditing Standards No.61, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No.1, “Independence Discussions with Audit Committees.” The Audit Committee also considered the compatibilities of non-audit services with the accountants’ independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The aggregate fees billed by Moss Adams LLP for professional services for the audit of the Company’s annual consolidated financial statements for fiscal 2005 and the review of the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for fisca1 2005 were $49,400. There were no fees billed by Moss Adams LLP to the Company for financial information systems design and implementation for fiscal 2005. The aggregate fees billed to the Company for all other services rendered by Moss Adams LLP for fiscal 2005 were $4,000.

This report is submitted by the Audit Committee. Its members are:

Bryan S. Norby, CPA, Chairman

Phillip L.Sandberg, Vice Chairman

Dwight B. Aden, Jr.

Freeman B. Duncan

Donald A. Ellingsen, M.D.

James R. Walker

Officers

In addition to Mr. Fewel, the executive officers of the Company and its subsidiary (the Bank) are:

Holly A. Austin—Ms. Austin is 35 and is an officer of the Bank and Secretary/Treasurer of the Company. She is a certified public accountant and has been employed by the Bank since June 1997. Prior to that time, between 1992 and 1997, Ms. Austin worked for a public accounting firm with offices in Spokane. She currently is Senior Vice President and Cashier of the Bank.

Christopher C. Jurey—Mr. Jurey is 56 and has been an officer of the Bank since 1991. He currently is Executive Vice President of the Bank and Chief Financial Officer of the Bank and the Company.

There are no family relationships among these directors and executive officers. There also are no arrangements or understandings between these persons and any one of the other named persons pursuant to which any of these persons have been selected for the office or position.

Significant Employees of the Bank

James M. Abrahamson—Mr. Abrahamson is 64 and has been an officer of the Bank since 1996. He currently is a Senior Vice President, Commercial Loan Officer and Team Leader.

Douglas J. Beaudoin—Mr. Beaudoin is 54 and has been an officer of the Bank since 1998. He currently is a Senior Vice President and manager of the Bank’s mortgage department.

Richard L. Brittain—Mr. Brittain is 53 and has been an officer of the Bank since 1995. He currently is a Senior Vice President and Chief Credit Officer.

Elizabeth A. Herndon—Ms. Herndon is 51 and has been an officer of the Bank since 1995. She currently is a Senior Vice President and Branch Administrator.

Ronald G. Jacobson—Mr. Jacobson is 50 and has been an officer of the bank since 2001. Prior to that time, between 1989 and 2001, Mr. Jacobson worked as a Vice President in the private banking department of a community based financial institution headquartered in Spokane. He currently is a Senior Vice President and North Idaho Division Manager.

Remuneration of Directors and Officers

The following table sets forth all compensation paid during the last fiscal year to the Chief Executive Officer and executive officer[s] of the Company and its subsidiary. Directors are compensated as described below. Other than as detailed, below, no officer or director of the Company has received any other remuneration or indirect financial benefit to date.

Executive Compensation

Name and Capacities in which Remuneration was Received	Year	Salary	Bonus(a)	Deferred Compensation(b)	Other Annual Compensation(c)	401(k) Matching Contribution(b)
Randall L. Fewel President & Chief Executive Officer	2005	156,406	42,881	8,400	11,484	3,910
Christopher C. Jurey Executive Vice President & Chief Financial Officer	2005	103,505	24,043	12,000	5,016	2,588
Holly A. Austin Senior Vice President & Cashier	2005	85,000	17,693	0	4,773	2,125

(a)	See “Incentive Plan for Senior Management,” below.

(b)	See “Employee Benefits,” below.

(c)	Includes the aggregate value of perquisites and personal benefits that were no more than the lesser of $50,000 or 10% of the executive’s salary and bonus.

Director Compensation

In 2005, Directors of the Bank (excluding the Chairman and Mr. Fewel) received an attendance fee in the amount of $250 per meeting and $150 per committee meeting. The Chairman received a $450 attendance fee per board meeting. Director-employees are not compensated for meeting attendance. Each director other than the Board Chairman and Mr. Fewel also received 300 shares of Common Stock of the Company as additional compensation. The Board Chairman received 400 shares of Common Stock of the Company as additional compensation. No other compensation arrangement has been established for the directors of the Company as yet.

The aggregate annual remuneration of executive and corporate officers and directors of the Bank as a group was $568,310 for fiscal year 2005.

Employment and Change of Control Agreements

The Bank has entered into an employment agreement with Mr. Fewel that provides for a continuous employment term until such time as the Bank notifies him that the Bank will establish an employment term of one-year, commencing with the date of receipt of such notice by him. Upon receiving such notice Mr. Fewel could resign and continue to receive payment of his fixed-salary and certain benefits for a period of one-year. The agreement provides that, during the term of the agreement, he will remain employed in an executive position, with no reduction in his fixed-salary should his position change and that his fixed-salary will be adjusted annually at the discretion of the Board. The fixed-salary will not be decreased from year-to-year; however, incentive payments, if any, and other benefits may be more or less than received in prior years. The Bank may terminate Mr. Fewel’s employment without cause; however, in that case, he would continue to receive payment of his fixed salary and certain benefits for a period of one-year.

In the event of a change in control of the Company, the agreement provides for a severance payment to Mr. Fewel if his employment is terminated or if he resigns during a thirty-six month period following the date of the change in control; other benefits are discontinued, except as may be required by law. Any severance payment made to him will be reduced to the extent necessary to meet the requirements of Internal Revenue Service regulations then in effect, as well as the rules, regulations or lawful directives of other agencies with regulatory or supervisory authority over the Company or the Bank. The Bank’s obligation for payment to Mr. Fewel under any of the above-described circumstances may be reduced, in part or in full, if he receives compensation from a successor employer or from self-employment while the Bank is making payment to him. If the successor employer is a financial institution located within the Bank’s market area, and if he has not obtained prior approval from the Bank’s Board of Directors, the Bank is under no obligation to continue any payment of salary or benefits.

The Bank has entered into a similar employment agreement with Mr. Jurey; however, in the event of a change in control, the period considered for severance payments is twenty-four months. Employment agreements with Ms. Austin and other non-executive officers are consistent as to all terms; with the exception that the period considered for severance payment is twelve months.

Incentive Plan for Senior Management

The purpose of the Executive Incentive Plan (the “EIP”) is to reward senior Bank management for its efforts in meeting or exceeding the annual goals presented to the Board of Directors during the annual budgeting process. The EIP defines a number of factors that are considered to be of importance by the Board in enhancing the long-term viability of the bank and return to shareholders. A portion of each officer’s total compensation is dependent upon performance in relation to budget, adjusted to reflect the Bank’s overall performance in comparison to that of similar financial institutions. Incentive payments made to named executives under the EIP are disclosed in the table detailing executive compensation.

Employee Benefits

The Bank maintains a 401(k) profit sharing plan covering all employees who meet certain eligibility requirements. The plan provides for employees to elect up to 50% of their compensation to be paid into the plan.

The Bank’s policy is to match contributions equal to 50% of the participant’s contribution, not to exceed 2.5% of the participant’s compensation. Vesting occurs over a six-year graded vesting schedule. Expenses associated with the plan were $94,960 and $89,595 for the years ended December 31, 2005 and 2004, respectively.

The Bank maintains a nonqualified deferred compensation plan under which eligible participants may elect to defer a portion of their compensation, with prior annual approval of the Board of Directors. The Bank does not match contributions to this plan, but does credit interest on amounts deferred based on the tax-equivalent rate earned on its bank owned life insurance products. Expenses associated with the plan were $7,331 and $4,422 for the years ended December 31, 2005 and 2004, respectively. Accrued liabilities associated with the plan were $154,593 and $98,579 for December 31, 2005 and 2004, respectively.

The Bank maintains unfunded, nonqualified executive income and retirement plans for certain of its current and retired senior executives under which participants designated by the Board of Directors are entitled to supplemental income or retirement benefits. Expenses associated with these plans were $37,207 and $20,728 for the years ended December 31, 2005 and 2004, respectively. Accrued liabilities associated with these plans were $204,704 and $192,135 for December 31, 2005 and 2004, respectively.

To fund benefits under these plans, the Bank is the owner and beneficiary of single premium life insurance policies on certain current and past employees. At December 31, 2005 and 2004, the cash value of these policies was $3,313,771 and $3,192,722, respectively.

Security Ownership of Management and Certain Security Holders

The Company does not have any compensated officers; the information in this item is provided for each director and executive officer of the Company and the Bank.

As of December 31, 2005, officers and directors as a group own of record, to the knowledge of the Company, 526,737 shares of common stock of the Company, representing 24.97% of the outstanding shares of common stock. No shareholder of record presently owns more than ten-percent (10%) of the outstanding shares of common stock of the Company, nor would the exercise of stock options increase any shareholder ownership of record to more than ten-percent (10%).

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

Name and Position	Number of Shares Beneficially Owned(1)	Notes	Percentage of Class
Harlan D. Douglass, Director	189,195	(2)(6)	8.97%
Frederick M. Schunter, Director	60,556	(2)	2.87%
Clark H. Gemmill, Director	47,058		2.23%
Jimmie T.G. Coulson, Director	44,245	(2)(3)	2.10%
Phillip L. Sandberg, Director	39,859		1.89%
James R. Walker, Director	35,946	(2)	1.70%
Richard H. Peterson, Director	33,477		1.59%
Christopher C. Jurey, EVP/Chief Financial Officer	19,220		*
William E. Shelby, Chairman	14,137		*
Randall L. Fewel, President/Chief Executive Officer	14,072		*
Donald A. Ellingsen, Director	11,229	(4)	*
Bryan S. Norby, Director	8,512	(2)	*
Freeman B. Duncan, Director	4,573	(5)	*
Dwight B. Aden Jr., Director	4,187		*
Holly A. Austin, SVP/Cashier, Secretary/Treasurer	471		*

Total	526,737	(2-6)	24.97%

*	Less than 1.0%

(1)	Shares held directly with sole voting and investment power, unless otherwise indicated.

(2)	Includes shares held with or by his/her spouse.

(3)	Includes 5,075 shares held by CINV.

(4)	Includes 8,729 shares held by Spokane Eye Clinic.

(5)	Includes 3,455 shares held in the Freeman B. Duncan Profit Sharing Plan and 793 shares held in the National Associates Spokane Corp. FBO Freeman Duncan Profit Sharing Plan.

(6)	Includes 3,972 shares held by Harlan Douglass, Inc.

Stock Option Plan

During 1992, the Board of Directors of the Bank authorized key employees of the Bank to be eligible to participate in a nonqualified stock option plan (the “Plan”). At its meeting on April 16, 2002, the Board approved an amendment to the Plan, reserving and setting aside an additional 125,000 shares of the common stock of the Company for issuance pursuant to options granted under the Plan. The amended Plan was incorporated in the Company’s June 30, 2002 Form 10-QSB filing as Exhibit 10.2.31. Under the Plan, the Board of Directors of the Bank may grant options to purchase shares of common stock of the Corporation, as adjusted for stock dividends as they are paid from time to time, not to exceed 280,876 shares. At December 31, 2005, 131,570 options remained available for future grant to employees. The per option price for options granted is the fair market value of said share on the date the option is granted. The number of shares granted by the stock option are adjusted for stock dividends declared prior to exercise or expiration of the option, as is the effective exercise price. No options were granted to key employees in 2005.

Name of Holder	Expiration Date	Title and Amount of Securities Called for by Options, Warrants or Rights	Effective Exercise Price[1]	Date Exercisable if not Currently Exercisable
Randall L. Fewel	12/16/06	Option—1,622	7.71	2
	12/15/07	Option—1,474	8.82	2
	12/14/08	Option—2,680	11.94	2
	12/20/09	Option—2,680	11.94	2
	12/18/10	Option—3,829	7.84	2
	06/30/11	Option—12,155	8.23	3
	12/17/12	Option—5,788	8.72	4
	12/16/13	Option—3,308	12.06	5
	12/20/14	Option—2,100	13.19	6

Christopher C. Jurey	12/16/06	Option—1,622	7.71	2
	12/15/07	Option—1,474	8.82	2
	12/14/08	Option—2,680	11.94	2
	12/20/09	Option—2,680	11.94	2
	12/18/10	Option—2,553	7.84	2
	12/17/12	Option—1,736	8.72	4
	12/16/13	Option—1,654	12.06	5
	12/20/14	Option—1,050	13.19	6

Holly A. Austin	12/14/08	Option—1,340	11.94	2
	12/20/09	Option—2,680	11.94	2
	12/18/10	Option—2,553	7.84	2
	12/17/12	Option—579	8.72	4
	12/16/13	Option—1,103	12.06	5
	12/20/14	Option—788	13.19	6

(1)	The number of shares subject to the option has been increased to reflect the declaration of stock dividends after the options were granted and the stock split effective May 28, 1999; the exercise price also has been adjusted to correspond with the increase in shares.

(2)	Options are fully vested and exercisable.

(3)	Options are exercisable to the extent that they are currently vested—80%.

(4)	Options are exercisable to the extent that they are currently vested—60%.

(5)	Options are exercisable to the extent that they are currently vested—40%.

(6)	Options are exercisable to the extent that they are currently vested—20%.

Executive officers as a group hold 47,665 vested options.

Interest of Management and Others in Certain Transactions

The Corporation, through its Bank subsidiary has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders. Aggregate loan balances with related parties at December 31, 2005 and 2004, were $2,053,487 and $2,369,859, respectively. During the years ended December 31, 2005 and 2004, total principal additions were $1,994,109 and $778,674 and total principal payments were $2,250,859 and $1,389,218, respectively. Aggregate deposit balances with related parties at December 31, 2005 and 2004, were $1,552,675 and $1,191,553, respectively. All related party loans and deposits which have been made, in the opinion of management, are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Section 16(a) Beneficial Ownership Reporting Compliance.

Based on the Company’s review of the copies of reports filed on Forms 3, 4 and 5 by officers and directors of the Company, pursuant to Section 16(a) of the Securities Exchange Act, the Company believes that all filing requirements applicable to such persons have been timely complied with in 2005.

2.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Moss Adams, LLP, 601 West Riverside Avenue, Suite 1800, Spokane, Washington 99201 [(509) 747-2600] as the independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiary for the fiscal year ending December 31, 2006; the shareholders are asked to consider and vote upon the ratification of such selection. The Board of Directors recommends that the shareholders vote for ratification of the selection of Moss Adams, LLP as the independent registered public accounting firm.

Moss Adams, LLP and its predecessor McFarland & Alton, P.S. have examined the financial statements of the Bank since the Bank’s organization in 1989 and the consolidated financial statements of the Company and its subsidiaries since the Company became a holding company for the Bank in 1993. A representative of that accounting firm will be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

The following table summarizes the fees that Moss Adams, LLP charged the Company for the listed services during 2004 and 2005:

Type of fee:	2004	2005	Description
Audit fees:	$37,700	$49,400	2004 and 2005: Services in connection with the audit of our annual financial statements and the review of our financial statements included in our reports on Forms 10-QSB and 10-KSB.
Audit related fees:	0	0	2004 and 2005: None.
Tax fees:	2,900	4,000	2004 and 2005: Services in connection with the preparation of Federal and State of Idaho income tax returns.
All other fees	0	0	2004 and 2005: None.

	$40,600	$53,400

3.    APPROVAL OF INLAND NORTHWEST BANK 2006 SHARE INCENTIVE PLAN AND ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY PURSUANT TO THE PLAN

On March 21, 2006, the Board of Directors approved the adoption by the Bank of the Inland Northwest Bank 2006 Share Incentive Plan (the “2006 Plan”) and authorized the reserve and issuance of the Company’s shares from time to time pursuant to the Plan. The approval of the 2006 Plan and the issuance of the shares as contemplated by the 2006 Plan are subject, however, to the approval of the shareholders. The purposes considered by the Company and the Bank in adopting the 2006 Plan are:

•	to enhance the ability of the Bank to attract and retain the most talented employees, officers, and consultants available; and

•	to promote the growth and success of our business by aligning the long-term interests of employees, officers, and consultants of and to the Bank with those of our shareholders by providing an opportunity to acquire an interest in the Company’s business through ownership of shares of common stock;

•	to provide a reward for exceptional performance and a long-term incentive for future contributions to the Company’s success.

Currently, we have authorized the issuance of shares of common stock of the Company following exercise of stock options to officers and employees of the Bank through the Inland Northwest Bank Non-Qualified Stock Option Plan (hereinafter referred to as the “Current Plan”). As of March 21, 2006, the Company had an aggregate of 131,750 shares remaining for future awards by the Bank under the Current Plan. No further awards will be made pursuant to the Current Plan upon shareholder approval of the 2006 Plan, and the remaining shares available for future awards will be issued in connection with awards pursuant to the 2006 Plan.

The 2006 Plan permits the grant of the following awards:

•	nonqualified stock options; and

•	restricted stock.

The flexibility of the 2006 Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with the future of the Bank and the long term success of the Company.

The following is a summary of the material terms of the 2006 Plan and is qualified in its entirety by reference to the 2006 Plan. This description of the Plan does not include a discussion of income tax consequences for the Bank or for holders of awards as income tax consequences are determined primarily by applicable provisions of the Internal Revenue Code of 1986, as amended and the regulations thereunder. The complete text of the 2006 Plan is attached to this Proxy Statement as Appendix B.

Summary of the 2006 Plan

Administration

The Board of Directors of the Bank (the “Bank Board”) will administer the 2006 Plan. The Bank Board will have authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2006 Plan. In addition, the Bank Board has the authority to interpret the 2006 Plan and the awards granted under the Plan, and establish rules and regulations for the Administration of the Plan. The Bank Board may delegate the administration of the Plan to a Committee of the Bank Board consisting entirely of directors of the Bank.

Eligible Participants

All Key Employees of the Bank are eligible to participate in the Current Plan and the 2006 Plan. For purposes of the Current Plan and the 2006 Plan, a Key Employee is an employee of the Bank or other individual rendering services to the Bank as consultants who, in the judgment of the Bank Board, are considered especially important to the future of the Bank.

Shares Available for Awards

The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued as awards under the 2006 Plan will be 349,126 shares; this total number of shares includes the 131,750 shares of Common Stock currently available for issuance under the Current Plan and 68,250 additional shares of Common Stock reserved and set aside for the 2006 Plan by the Board of Directors of the Company. Certain types of mergers, acquisitions and other reorganizations in the future could require additional shares to be reserved and set aside by the Company. The Bank Board also may request the Company to adjust the aggregate number of shares reserved for issuance under the Plan if a stock dividend is declared or other type of distribution occurs, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Plan.

If any shares of Common Stock related to an award granted under the Current Plan or the 2006 Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2006 Plan.

Stock Options

The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price (which may not be less than the fair market value of the underlying shares on the date of grant) during a specified time period, all as determined by the Bank Board. The option exercise price must be paid in cash or in installments with any installment period not to exceed ten years from the date of the grant of the option.

Restricted Stock

The holder of restricted stock will own shares of Common Stock subject to notice of forfeiture to the Company by the Bank if the holder does not satisfy certain requirements (including, for example, continued employment with the Bank) for a specified period of time to be not less than three (3) years. The holder of restricted stock will have the right, subject to any restrictions imposed by the Bank Board, to receive shares of Common Stock, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Bank until such future date). The Bank Board also has the discretion to determine whether a holder of restricted stock will be entitled to exercise voting rights with respect to such restricted stock and to receive cash or stock dividends prior to the expiration of the forfeiture period. As discussed below under “Federal Income Tax Consequences,” new federal tax legislation may impose significant adverse tax consequences on individuals who receive certain types of restricted stock. Until the Internal Revenue Service issues further guidance regarding the precise scope and application of these rules, the Bank does not intend to issue restricted stock having terms that would make them subject to the application of these new rules.

Termination of Employment (vested options)

Unless otherwise provided in the applicable award agreement or any severance agreement, vested options granted under the 2006 Plan will expire, terminate, or otherwise be forfeited as follows:

•	ninety (90) days after the date of termination of a participant’s employment, other than in the circumstances described below;

•	immediately upon termination of a participant for cause as defined in the 2006 Plan;

•	twelve (12) months after the date on which a participant suffers Disability (as defined in the 2006 Plan); and

•	twelve (12) months after the death of a participant if such participant’s employment had not previously been terminated.

Amendment and Discontinuance

The Bank Board generally may amend, suspend or discontinue the 2006 Plan as it determines to be advisable. Shareholder approval will not be required in order to amend, suspend or otherwise terminate the 2006 Plan. No amendment may be made without shareholder approval if such amendment would increase the aggregate number of shares which may be issued under the 2006 Plan.

Transferability of Awards

Unless otherwise provided by the Bank Board, stock options issued under the 2006 Plan may only be transferred by will or the laws of descent and distribution. The Bank Board may permit further transferability pursuant to such conditions and limitations as it may impose.

Change of Control

With respect to stock options and restricted stock granted under the 2006 Plan, if the Company or Bank enters into a change of control transaction, including a merger or consolidation in which the Company or Bank is not the continuing or surviving corporation or a sale or transfer of all or substantially all of its assets, then the surviving company may assume the outstanding awards of the 2006 Plan or substitute similar awards for the outstanding awards of the 2006 Plan. If such awards are not assumed or substituted, the options and restricted stock granted under the 2006 Plan will become fully vested and the options will be exercisable prior to the consummation of the change of control transaction. Any fully vested and exercisable awards not exercised prior to the consummation of the change of control transaction will automatically terminate. The stock options issued under the Current Plan are not subject to these Change in Control provisions.

New Plan Benefits

Generally, it is not possible to determine the benefits or amounts that will be received by or allocated under the 2006 Plan to the officers and employees of the Bank; such grants are made in the discretion of the Bank Board and the 2006 Plan is not the type of plan that has set benefits or amounts. The Bank Board presently intends, however, to issue restricted stock awards up to 5,300 shares of common stock to those key employees that are designated by the Bank Board following the approval by the shareholders of the 2006 Plan.

The Board of Directors Recommends

A Vote “FOR” the Approval of the Inland Northwest Bank

2006 Share Incentive Plan and the Authorization to

Issue Shares of Common Stock of the Company

4.    OTHER BUSINESS

No other business is intended to be brought before the Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any other business to be brought before the Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed proxy authorizes the persons named in the proxy to vote on such other business in their discretion.

ADDITIONAL INFORMATION

Proposals of Shareholders

Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to Holly A. Austin, Secretary, Northwest Bancorporation, Inc., 421 West Riverside Avenue, Spokane, Washington 99201 on or before December 12, 2006. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a shareholders meeting, we must receive notice of any nomination or proposal between February 5 and March 6, 2007. If our 2007 Annual Meeting is not held within 30 calendar days of May 15, 2007, or is held 30 calendar days earlier than May 15, 2007, to be timely, the notice by the shareholder must be received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first.

Directors, officers, and employees of the Company and the Bank may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Annual Report

The Annual Report on Form 10-KSB (without exhibits) of the Company for the fiscal year ended December 31, 2005 is also enclosed with this Proxy Statement. The Annual Report includes a description of the business and property of the Company; these descriptions are included by reference herein. The consolidated financial statements of the Company (appearing under the heading “Northwest Bancorporation, Inc. and Subsidiary, Independent Auditor’s Report and Financial Statements, December 31, 2005 and 2004” in the Annual Report) and the information regarding lack of changes in or disagreements with accountants of the Company (appearing in Part II, Item 3 of the Annual Report) which are contained in the Annual Report are incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    WILLIAM E. SHELBY

William E. Shelby

Chairman

April 10, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER

Northwest Bancorporation, Inc.

and

Inland Northwest Bank

Audit Committee Charter

(Reviewed and approved by the Audit Committee September 20, 2005)

I. Organization

The Board of Directors of Northwest Bancorporation, Inc. (the “Company”) has adopted the following Audit Committee Charter establishing the authority and responsibility of the Audit Committee of the Company and its subsidiary, Inland Northwest Bank (the “Bank). The Committee shall consist of not less than three disinterested directors who are free of any relationship to the Company and the Bank that would interfere with their independence from management of the Company or the Bank; these members will be selected and approved by the Board annually. The Board shall appoint one of the members of the Committee as Chairperson.

II. Statement of Policy

The primary function of the Audit Committee is to assist the Directors in fulfilling their oversight responsibilities of reviewing (1) the financial information which will be provided to the shareholders and others; (2) the effectiveness of management’s system of internal controls; and (3) the audit process. Each member of the Audit Committee, in the performance of such member’s duties, shall be fully protected in relying on information, opinions, reports or statements prepared or presented by Company or Bank officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence. In addition, the Audit Committee will maintain free and open communication with the Board, the external auditors, the internal auditor, and the financial management of the Company and the Bank.

III. Member Qualifications and Independence

Certain relationships between directors and the Company and its affiliates may interfere with the exercise of their independence from management and the Company. An independent director is a director who meets the independency requirements of the NASDAQ Stock Market, Inc.

An additional director may be appointed in exceptional and limited circumstances by the Board, who does not meet the independency standards adopted by this Charter. The Board shall determine that such appointment is in the best interests of the shareholders and provide for disclosure of the reasons for the appointment in the proxy statement.

The Committee members shall promptly inform the Board of any fact or circumstance that will impair their independence.

All members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial or other senior officer with financial oversight responsibilities.

IV. Responsibility

A. Oversight of the External Audit Process:

The external auditors, in the performance of their services to the Company, are ultimately responsible to the Board of Directors. To this end the Committee will:

•	Review the audit plan of the external auditors for the annual audit of the financial statements, including scope, fees, and qualifications;

•	When appropriate, make recommendations to the Board as to the selection, evaluation, or replacement of the external auditors;

•	Review the auditors’ written disclosure of any relationships with the Company and the Bank, which could affect the auditor’s independence;

•	Review the audited financial statements, the required communication to the Committee, the assessment of internal controls, and the recommendations to management as presented by the external auditors;

•	Hold an exclusive session with the external auditors, generally in conjunction with the review of the audited financial statements, to facilitate free and open discussion between the two parties.

B. Oversight of the Effectiveness of Management’s System of Internal Controls and the Internal Audit Function.

The Committee shall monitor the effectiveness of management’s system of internal controls via reports from the Internal Auditor. The Internal Auditor will generally meet quarterly with the Committee providing assessments of the Bank’s adherence to various policies, procedures and regulatory requirements. These meetings shall provide a forum for open discussion between the Committee and the Internal Auditor. The Chairman of the Committee shall report to the Board in summary the content of the Committee meetings.

The Committee shall monitor risk to the bank through review and approval of the Annual Risk Assessment as submitted by the Internal Auditor. Audits are to be scheduled according to the risk assessment with results and management’s responses being reported to the Committee. The Internal Auditor reports directly to the Audit Committee, maintaining independence from management. The authority and responsibility of the internal audit function is defined in the Internal Audit Policy in affect from time to time.

The Committee also will investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, it is appropriate to do so.

V. Record keeping Requirements

Minutes of the Committee meetings will be retained permanently in the Corporate Office. All materials presented to the Committee will be retained in the Office of the Internal Auditor.

APPENDIX B

INLAND NORTHWEST BANK

2006 SHARE INCENTIVE PLAN

(Approved by Directors 7/21/92)

(Revised 12/21/93)

(Revised 12/21/99)

(Revised 4/16/02)

(Revised 5/15/06)

INLAND NORTHWEST BANK

2006 SHARE INCENTIVE PLAN

1. Name of Plan. This Plan is an amendment and restatement of the Inland Northwest Bank Non-Qualified Stock Option Plan originally effective July 21, 1992, as revised December 21, 1993, December 21, 1999, April 16, 2002 and as revised and restated on May 15, 2006. As of May 15, 2006, this Plan shall be known as the Inland Northwest Bank 2006 Share Incentive Plan.

2. Purpose. The purpose of this Plan is to provide a means whereby INLAND NORTHWEST BANK (the “Bank”) may, through the grant of non-qualified stock options and restricted stock to Key Employees, as defined below, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Bank. The term “Key Employees” means employees of the Bank or other individuals rendering services to the Bank who, in the judgment of the Board of Directors (“Board”) as referred to in Section 4 below, are considered especially important to the future of the Bank.

3. Shares Subject to the Plan. The number of shares which may be subject to grants of stock options or granted as restricted stock under this Plan by the Board shall not exceed 349,126 shares of the Common Stock (sometimes referred to as the “Stock”) of Northwest Bancorporation, Inc., the parent company of the Bank (the “Company” or “Issuer”), pursuant to authorization granted by the Issuer (sometimes referred to as the “Stock”). All shares subject to an option under this Plan are authorized in unissued shares until the option is exercised. All restricted stock granted under this Plan shall be considered issued and outstanding stock. Any shares subject to an option which expires for any reason or which terminates unexercised and any restricted stock that is forfeited may again be subject to an option granted under this Plan or reissued as restricted stock under this Plan.

4. Administration of the Plan. The Plan shall be administered by the Bank’s Board of Directors (the “Board”).

5. Duties of Board. The Board shall interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive. The Board may delegate to one or more Committees of the Board the administration of the Plan as long as all of the members of the Committee are members of the Board, and such administrator(s) may have the authority to directly, or under the Board’s supervision, execute and distribute agreements or other documents evidencing or relating to the grant of stock options or restricted stock under this Plan, to maintain records relating to the grant, vesting, exercise forfeiture or expiration of any grant of stock options or restricted stock under this Plan, to process or oversee the issuance of any stock of the Issuer upon the exercise, vesting and/or settlement under an Award Agreement, to interpret the terms of any Award Agreement under this Plan and to take such other actions as the Board may specify. Any action by such Committee within the scope of such delegation shall be deemed for all purposes to have been taken by the Board.

6. Grant of Options. Subject to the provisions of this Plan, the Board shall:

(a) Determine Optionees. Determine and designate, from time to time, those Key Employees to whom options are to be granted and the number of shares of Stock subject to such options;

(b) Determine Exercisability. Determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; and

(c) Determine Terms of Option Award Agreement. Determine, pursuant to Sections 7 and 10, all terms and conditions regarding each option issued pursuant to this Plan.

The Board shall have the sole and absolute discretion to issue options for differing numbers of shares and on differing terms even if said options are granted at the same time.

7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an Option Award Agreement in a form determined by the Board and shall set forth the following:

(a) Exercise Price. The per share exercise price shall be one hundred percent (100%) of the fair market value of said share on the date the option is granted.

(b) Number of Shares. Each Option Award Agreement shall state the total number of shares of Stock to which it pertains.

(c) Exercise of Option. The Option Award Agreement may permit the Optionee to exercise the option in installments. The Option Award Agreement shall specify when and/or upon the occurrence of what events or conditions the right to exercise shall accrue and the period for which the right to exercise any option or installment thereof shall remain open; provided, however, that said period shall in no event be greater than ten (10) years from the date of grant.

8. Grant of Restrictive Stock. Subject to the provisions of this Plan, the Board shall:

(a) Determine Grantees. Determine and designate, from time to time, those Key Employees to whom restricted stock shall be granted and the number of shares of Stock so granted;

(b) Vesting of Restricted Stock. Determine the vesting schedule applicable to the restricted stock; provided, however, that restricted stock shall not vest prior to the expiration of three (3) years from the date of grant;

(c) Determine Period of Restriction. Determine the time or times when the stock shall no longer be subject to any restriction; and

(d) Determine Terms of Restricted Stock Award Agreement. Determine, pursuant to Sections 9 and 10, all terms and conditions regarding the restricted stock issued pursuant to this Plan, including, but not limited to, voting rights, dividend and distribution rights and whether the Bank will require or not allow an 83(b) election to be filed with the IRS.

9. Terms and Conditions of Restricted Stock. Each award of restricted stock granted under the Plan shall be evidenced by a Restricted Stock Award Agreement in a form approved by the Board and shall set forth the following:

(a) Transferability. The restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board, in its sole discretion, and set forth in the Restricted Stock Award Agreement. All rights with respect to the restricted stock granted to a Key Employee under the Plan shall be available during his or her lifetime only to such Key Employee.

(b) Certificate Legend. Each certificate representing restricted stock granted pursuant to the Plan must bear a legend such as the following:

The shares of stock evidenced by this certificate have not been registered pursuant to the provisions of the Securities Act of 1933 (the “Act”) as amended, and have been sold in reliance upon an exemption therefrom. Said shares are considered to be “restricted securities”, as that term is defined in Rule 144 promulgated pursuant to the provisions of the Act, may not be sold or transferred for value unless (a) they have been registered under said Act, or (b) the Company has received a written opinion of counsel, in form and substance acceptable to the Company, to the effect that such registration is not required.

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, may be subject to certain restrictions on transfer as set forth in the Inland Northwest Bank 2006 Share Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Inland Northwest Bank.

10. Specific Terms of the Award Agreements. Unless the Board determines otherwise, each Option Award Agreement and Restricted Stock Award Agreement issued pursuant to this Plan shall contain the following provisions:

(a) Withholding Taxes. Whenever shares of stock are issued either subject to an option or as restricted stock pursuant to this Plan, the Board shall require the recipient of the stock (i) to remit to the Bank an amount sufficient to satisfy all withholding and employment taxes, and (ii) to make such other arrangements for the payment of taxes, including bonusing the Key Employee the amount thereof, as the Board shall determine.

(b) Termination of Employment. If a Key Employee’s employment with the Bank terminates for any reason other than a discharge by the Bank “for cause” or as a result of the Key Employee’s death or disability, then, subject to Section 10(p), the Key Employee may, within a period of ninety (90) days beginning the day following the date of such termination of employment, exercise any rights under outstanding Option Award Agreement(s), to the extent the Key Employee was entitled to exercise such rights on the date of such employment termination. In the event of the death or disability of the Key Employee while employed by the Bank, the Personal Representative of the Key Employee’s estate (or any other legal successor to the Key Employee) may, subject to Section 10(p), within a period ending on the anniversary date of the Key Employee’s date of death or disability, exercise any rights under outstanding Option Award Agreement(s), to the extent the Key Employee was entitled to exercise such rights on the date of the Key Employee’s death or disability. For the purposes of the foregoing, Key Employee’s employment shall be considered to have terminated by reason of disability if the Key Employee, because of a physical or mental disability, will be unable to perform the duties of his or her customary position of employment with the Bank for an indefinite period which the Board determines to be of a long and continued duration and the date of disability shall be the date of said determination by the Board. If the Key Employee’s employment is terminated by the Bank “for cause”, all rights under any Option Award Agreement, both accrued and unaccrued, shall terminate and lapse. Thus, upon the date of a termination of the Key Employee by the Bank “for cause”, no unexercisable option or increment thereof shall thereafter become exercisable and no further exercises with respect to outstanding and exercisable options or increments thereof may occur. For the purpose of this Section 10(b), any of the following shall constitute a basis for a “for cause” termination:

(i) Commission of a Crime. Commission by the Key Employee of any crime involving moral turpitude or any felony.

(ii) Breach of Fiduciary Obligation. The Key Employee’s willful breach of any fiduciary obligation owed to the Bank.

(iii) Breach of Employment Terms. The Key Employee’s failure (for reasons other than death or disability) to diligently and satisfactorily discharge any material obligation of employment.

(c) Nontransferability. All rights exercisable under Option Award Agreements granted pursuant to this Plan shall be nontransferable by the Key Employee (except by will or by the laws of descent and distribution as set forth in Section 10(b)), and shall be exercisable during the Key Employee’s lifetime only by Key Employee.

(d) Adjustments. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or other similar corporate change, then, if the Board shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding option and the exercise price of the shares subject to the options as well as the number of shares of restricted stock, such adjustments shall be made by the Board and shall be conclusive and binding for all purposes of this Plan.

(e) Change in Control. With respect to all Stock Option Award Agreements or Restricted Stock Award Agreements (collectively, “Award Agreements”) after the revised and restated date of the Plan, in the event of Change in Control, then, to the extent permitted by applicable law: (i) any surviving corporation may assume any Award Agreements outstanding under the Plan or may substitute similar stock awards

(including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 10(e)) for those outstanding under the Plan, or (ii) in the event any surviving corporation does not agree to assume or continue such Award Agreements, or to substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the time during which such Award Agreements may be exercised automatically will be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction, and the Award Agreements shall automatically terminate upon consummation of such transaction if not exercised prior to such event. For purposes of this Section (e), the term “Change in Control” shall mean any of the following: (i) Approval by the holders of Company’s Common Stock of any merger or consolidation of the Company or Bank in which the Company or Bank is not the continuing or surviving corporation or in which the shares of Common Stock of the Company or Bank are converted into cash, securities or other property, other than a merger of the Company or Bank in which the holders of the Common Stock prior to the merger have substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; (ii) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s or Bank’s assets other than a transfer of the Company’s or Bank’s assets to a majority-owned subsidiary of the Company or the Bank; or (iii) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company. This provision shall not apply to any Stock Option Agreements issued prior to the revised and restated date of this Plan.

(f) No Claim to Stock Option or Restricted Stock. No employee or other person shall have any claim or right to be granted options or restricted stock under this Plan.

(g) No Rights as Shareholder. A Key Employee shall have no rights as a shareholder with respect to any Stock subject to an Option Award Agreement prior to the date of issuance to the Key Employee of a certificate or certificates for such Stock. Unless the Restricted Stock Award Agreement specifies otherwise, a Key Employee shall have no rights as a shareholder with respect to any restricted stock granted to the Key Employee until the expiration of any forfeiture or restriction period.

(h) No Right to Continued Employment. The grant of options or restricted stock hereunder shall not confer upon the Key Employee any right with respect to continuance of employment by the Bank, nor interfere in any way with the right of the Bank to terminate the Key Employee’s employment at any time.

(i) Unsecured Obligation. Key Employee under this Plan shall not have any interest in any fund or specific asset of the Bank by reason of this Plan. No trust fund shall be created in connection with this Plan or any award hereunder, and there shall be no required funding of amounts which may become payable to any Key Employee.

(j) Compliance With Other Laws and Regulations. All options and restricted stock hereunder and any obligation of the Issuer to sell and deliver shares hereunder shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may, in the opinion of the Issuer’s legal counsel, be required. In addition, the Issuer shall not be required to issue or deliver any certificates for Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Issuer, on the advice of its legal counsel, shall determine to be necessary or advisable. An option hereunder may not be exercised and the Bank shall have no liability under the Option Award Agreement or this Plan if its exercise, or the receipt of Stock pursuant thereto, would, in the opinion of the Issuer’s legal counsel, be contrary to any applicable law. Moreover, the Bank shall have no liability under the Restricted Stock Award Agreement or this Plan if the receipt and ownership of any restricted stock issued pursuant thereto would, in the opinion of the Issuer’s legal counsel, be contrary to any applicable law.

(k) Restrictions. All Stock acquired pursuant to options issued hereunder and all restricted stock issued hereunder shall be subject to any and all federal and state securities law restrictions as well as other restrictions applicable to the Issuer’s common stock.

(l) Investment Representation and Restrictions. The Board may require Key Employee to furnish, prior to the issuance of any shares upon the exercise of all or any part of an option or upon the grant of any restricted stock, an agreement (in such form as the Board may specify) in which Key Employee represents that the shares acquired are being acquired for investment and not with a view to the sale or distribution thereof.

(m) Governing Law. Any Option Award Agreement or Restricted Stock Award Agreement shall be interpreted, construed and governed according to the laws of the State of Washington. In the event of a dispute in which court proceedings occur, the venue for such dispute shall be Spokane County, Washington.

(n) Attorneys’ Fees. In the event that any party to an Option Award Agreement or Restricted Stock Award Agreement shall bring an action in connection with the performance, breach or interpretation of such Agreement, or in any way relating to the transactions contemplated thereby, the prevailing party in such action shall be entitled to recover from the losing party all reasonable costs and expenses of litigation, including attorneys’ fees, court costs, costs of investigation, accounting and other cost reasonably related to such litigation, in such amount as may be determined in the sole discretion of the court having jurisdiction over such action.

(o) Entire Agreement; Amendment. The Option Award Agreement or Restricted Stock Award Agreement shall constitute the entire agreement between the parties thereto respecting options or restricted stock thereunder and may not be modified or amended, except by a written instrument signed by each of the parties thereto expressing such modification or amendment. The Option Award Agreement or Restricted Stock Award Agreement shall completely supersede any other agreement (oral or written) between the parties thereto respecting the options contemplated thereunder.

(p) Dissolution of Bank or Issuer. As soon as practicable after the date of approval of the legal dissolution or liquidation of the Bank or Issuer, the Board shall give written notice thereof to the Key Employee. The Key Employee shall have ten (10) business days from the date of receipt of said notice to exercise any option to the extent Key Employee was entitled to exercise such right on the date of said approval. Unless otherwise provided in the Restricted Stock Award Agreement, any Period of Restriction for restricted stock granted hereunder that has not previously vested shall end, and such restricted stock shall become fully vested. Except as provided in the immediately preceding, upon approval of a transaction described in this Section 10(p), any and all rights under all Option Award Agreements and Restricted Stock Award Agreements issued pursuant to this Plan shall terminate. For purposes of the foregoing, the Personal Representative of a deceased Key Employee’s estate (or other legal successor) shall be considered the Key Employee with respect to rights which, pursuant to Section 10(b), were exercisable on the date specified by this paragraph.

11. Determination of Fair Market Value. Whenever this Plan or an Option Award Agreement shall require the determination of fair market value of the Issuer’s stock, said determination shall be made by the Board consistent with the principles set forth in Proposed Treasury Regulation §1.409A-1(b)(5)(iv) and when made shall be binding and conclusive on all parties. All references to Proposed Treasury Regulations shall refer to the Proposed Treasury Regulations promulgated by the Internal Revenue Service and the Treasury Department on September 29, 2005 and shall refer to the similar provisions as adopted in any final regulations so that the definition of “Fair Market Value” complies with the provisions of said final regulations.

12. Reservation of Shares of Stock. The Issuer from time to time, shall reserve, keep available and seek from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan; the Board of Directors of the Issuer in its sole discretion, may reserve and set aside additional shares equal to shares issued pursuant to stock dividends or other recapitalizations involving shares issued and outstanding, so that the number of shares reserved for issuance will be equal to the number of shares subject to the stock options issued as of the stock dividend or recapitalization declaration date. The inability of the Issuer to obtain from any regulatory body having jurisdiction the authority deemed necessary by legal counsel for the Issuer to lawfully issue and sell its Stock hereunder shall relieve the Bank of any liability with respect to the failure to issue or sell Stock as to which the requisite authority has not been obtained.

13. Amendment and Discontinuance. Unless an amendment to the Plan would increase the aggregate number of shares which may be issued, the Board may amend, suspend or discontinue the Plan without shareholder approval. Except as authorized herein, the Board may not alter or impair any Option Award Agreement or Restricted Stock Award Agreement previously granted under the Plan, unless the consent of the Key Employee is obtained.

14. Effective Date of the Plan. The initial effective date of the Plan is July 21, 1992. The Plan continues in effect as revised on December 21, 1993, December 21, 1999, April 16, 2002 and as revised and restated on May 15, 2006.

INLAND NORTHWEST BANK

By:	/s/ WILLIAM E. SHELBY
Chairman of the Board of Director

NORTHWEST BANCORPORATION, INC.

421 W. Riverside

Spokane, Washington 99201

The undersigned hereby constitutes and appoints RANDALL L. FEWEL, WILLIAM E. SHELBY or HOLLY A. AUSTIN, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of NORTHWEST BANCORPORATION, INC. to be held on Monday, May 15, 2006 at 5:30 p.m. (PDT) or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE BELOW ITEMS. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATIONS MADE BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BELOW ITEMS.

(1)	Election of three Directors for a three-year term.

	Nominees: Randall L. Fewel, Bryan S. Norby, Richard H. Peterson	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below:

(2)	Ratification of the selection of Moss Adams, LLP as independent certified registered public accounting firm for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of the Inland Northwest Bank 2006 Share Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	To vote in their discretion upon such other matters as may properly come before the Annual Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on the other side)

NORTHWEST BANCORPORATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2006 AT 5:30 P.M. (PDT) AT:

INLAND NORTHWEST BANK

421 WEST RIVERSIDE

SPOKANE, WASHINGTON 99201

PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Shareholder’s signature must agree with name appearing on mailing label. If the shares are held in joint tenancy, all parties to the joint tenancy must sign. When signing the proxy as attorney-in-fact, personal representative, trustee, or guardian, please indicate capacity in which you are signing.

	Shareholder’s Signature	Date

MAILING LABEL	Shareholder’s Signature	Date
(OVER)